=============================================================== FORM T-2 SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) |__| ___________________________ D.G. Donovan (Name of trustee) N/A 2. North LaSalle Street (IRS Employer Identification Number) Suite 700 Chicago, IL 60602 (Business address: street, city state and zip code) ___________________________ Commonwealth Edison Company (Exact name of obligor as specified in its charter) Illinois 36-0938600 (State or other jurisdiction of (I.R.S. employer incorporation or organization) identification no.) 440 South LaSalle Street Suite 3300 Chicago, Illinois 60605-1028 (Address of principal executive offices) (Zip code) ___________________________ First Mortgage Bonds (Title of the indenture securities) =============================================================== 7666994_1

1. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None. (see Note below.) 2. Trusteeships under other indentures. If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information: (a) Title of the securities outstanding under each such other indenture. Not applicable. (b) A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939 (the “Act”) arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture. Not applicable. 11. List of Exhibits. None. NOTE Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information. Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

SIGNATURE Pursuant to the requirements of the Act, I, D.G. Donovan have signed this statement of eligibility in the City of Chicago and State of Illinois, on the 23rd day of August, 2019. /s/ D.G. Donovan Name: D.G. Donovan

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION DIVISION OF BANKING CONSOLIDATED REPORT OF CONDITION Trust Company Name: BNY MELLON TRUST COMPANY OF ILLINOIS Address: 2 NORTH LASALLE ST., SUITE 1020 City, State, Zip CHICAGO, IL 60602 Credential Number: TRS # 60392 (5-digit number-should begin with 60) Include the institution’s domestic & foreign subsidiaries, completed for the period ending as of close of business on: 6/30/2019 and submitted in response to the call of the Illinois Department of Financial and Professional Regulation. ALTERATION OF THIS FORM IS PROHIBITED AND WILL BE CONSIDERED NON-COMPLIANCE WITH FILING REQUIREMENTS. ASSETS In Thousands(000) 1. Cash and Due from Depository Institution 73,017 2. U.S. Treasury Securities 0 3. Obligations of States and Political Subdivisions 0 4. Other Bonds, Notes Receivable, and Debentures 0 Itemize the Notes Receivable amount listed above: Inter-Company/Employee/Director: Other (List): 5. Corporate Stock 0 6. Trust Company Premises, Furniture, Fixtures and Other Assets Representing TC Premises 0 7. Accounts Receivable: 1,778 Itemize Accounts Receivable amount listed above: Fee Accounts Receivable 1,366 Inter-Company Accounts Receivable 412 Other (List): 8. Goodwill 0 9. Intangibles 0 10. Other Assets 3 Itemize assets that account for 10% or greater of Line 11: (Description & Amount) Affiliate Accured Interest Receivable 3 11. TOTAL ASSETS 74,798 LIABILITIES 12. Accounts Payable 485 13. Taxes Payable 0 14. Other Liabilities for Borrowed Money 0 15. Other Liabilities 56 Itemize Liabilities that account for 10% or greater of Line 15) (Description & Amount) Deferred Income 39 Accrued Expenses 28 Reserve for Taxes -11 16. TOTAL LIABILITIES 541 EQUITY CAPITAL 17. Preferred Stock 0 18. Common Stock 2,000 19. Surplus 71,249 20. Reserve for Operating Expenses 0 21. Retained Earnings (Loss) 1,008 22. TOTAL EQUITY CAPITAL 74,257 23. TOTAL LIABILITIES AND EQUITY CAPITAL 74,798 Check & Balance: should equal zero - otherwise incorrect 0

Trust Company Name: BNY MELLON TRUST COMPANY OF ILLINOIS Credential Number: TRS # 60392 INCOME In Thousands(000) 1. Income from Fiduciary Activities: A. Estates 0 B. Personal 0 C. Investment Advisory 0 D. Managed Employee Benefit 0 E. Non-managed Employee Benefit 0 F. Custody 2,204 G. Corporate Services 114 H. Land Trusts 0 I. All Other Fiduciary Activities 0 2. Interest Income 205 3. All Other Income: ( List below) 0 4. TOTAL OPERATING INCOME (Sum of Items 1-3) 2,523 EXPENSES 5. Operating Expenses: A. Salaries 105 B. Employee Benefits 53 C. Trust Company Occupancy Expense 0 D. Furniture and Equipment Expense 5 E. Data Services 0 F. Marketing 0 G. Audits/Examinations 55 H. Insurance (Fiduciary Activities) 0 I. All Other 1,965 Itemize amounts > 10% from Line I above. Affiliate NI Expense 1,912 6. TOTAL OPERATING EXPENSES (Items A-I) 2,183 7. NET OPERATING INCOME/LOSS BEFORE TAXES 340 8. APPLICABLE INCOME TAXES 82 9. EXTRAORDINARY ITEMS 0 10. NET INCOME (LOSS) AFTER TAXES 258 Explain any change greater than 10% from the average of the previous quarter(s). IF this is the first quarter of the fiscal year, disregard explanation:

Trust Company Name: BNY MELLON TRUST COMPANY OF ILLINOIS CHANGES IN EQUITY CAPITAL PREFER COMMO TOTAL RED N SURPLUS EQUITY STOCK STOCK & RETAINED CAPITAL (Line Thousands of Dollars ( Year-to-Date) (PAR) (PAR) RESERVE EARNINGS Total) 1. Balance beginning of fiscal year 0 2,000 71,231 750 73,981 2. Net Income (loss) 258 258 3. Capital sale/conversion/acquisition/retirement 0 0 0 0 0 4. Changes incident to mergers & absorptions 0 0 0 0 0 5. Cash dividends declared on preferred stock 0 0 0 6. Cash dividends declared on common stock 0 0 0 7. Stock dividends issued 0 0 0 0 0 8. Other increases/decreases - ITEMIZE: 0 0 18 0 18 Affiliate Restricted Stock/Share Grant 9. Ending Balance 0 2,000 71,249 1,008 74,257 Check & Balance: should equal zero - otherwise incorrect 0 NOTE: Additional Page(s) may be attached to this report if an item requires further explanation or justification. C E R T I F I C A T I O N S E C T I O N Person to whom Supervisory Staff should direct questions concerning this report. I, Kent Elson of BNY Mellon Trust Company of Illinois ( PRINT Name and Title of Officer Authorized to Sign Report) (Name of Trust Company) do certify that the information contained in these statements are accurate to the best of my knowledge and belief. I understand that submission of false information Vice President (Signature of Officer Authorized to Sign Report) Title Kent A. Elson 412-236-1068 Name of Officer Above Telephone Number (Extension) 412-2340972 Kent.Elson@BNYMellon.com Fax Number E-mail Address